Exhibit 10.13

December 12, 2013

FSA Asset Management LLC
445 Park Avenue, 8th Floor
New York, N.Y. 10022
Attention:    FP – Operations

Re:	Assignment Pursuant to the Amended and Restated Revolving Credit Agreement, as Amended

Dear Sirs:

We refer to the Amended and Restated Revolving Credit Agreement dated as of June 30, 2009, by and among you (with your successors, the “Company”), Dexia Crédit Local S.A. (with its successors, “DCL”) and Belfius Bank SA/NV (formerly known as Dexia Bank Belgium SA) (with its successors, “Belfius”) (the “A&R Revolving Credit Agreement”), as amended by that certain First Amendment to Amended and Restated Revolving Credit Agreement dated as of September 20, 2010, by and among the Company, DCL and Belfius (the “First Amendment”), and as further amended by that certain Second Amendment to Amended and Restated Revolving Credit Agreement dated as of May 16, 2012, by and among the Company, DCL and Belfius (the “Second Amendment”, and the A&R Revolving Credit Agreement, as so amended by the First Amendment and the Second Amendment, the “Credit Agreement”). Belfius and DCL are delivering this instrument to you in connection with an assignment by Belfius (in such capacity, the “Assignor”) to DCL (in such capacity, the “Assignee”) of all of its rights and obligations under the Credit Agreement pursuant to Section 5.04 thereof. Capitalized terms used herein without being defined herein are used herein as defined in, or by reference to, the Credit Agreement.

1.    The Assignor and the Assignee hereby advise you that (a) the Assignor has assigned (and does by this instrument hereby assign) to the Assignee all the Assignor’s right, title and interest in, to and under the Credit Agreement described below as the “Assigned Rights and Commitment”, and the Assignee has accepted (and does by this instrument hereby accept) such assignment and assumed (and does by this instrument hereby assume) all the Assignor’s related obligations described below as the “Assumed Obligations”, and (b) such assignment and assumption is effective as of the date identified below as the “Effective Date”.

2.    In connection with such assignment and assumption, from and after the Effective Date (a) the Assignor shall no longer be a Bank under the Credit Agreement or have any obligation to you thereunder (including, without limitation, any obligation to make any Loan, or any part of any Loan, to you thereunder) and (b) the Assignee shall be the sole Bank under the Credit Agreement and have, subject to the terms and conditions thereof, all the obligations of a Bank (or the Banks) to you thereunder (including, without limitation, subject to the terms and conditions thereof, the obligation to make any further Loans to you thereunder).

Terms Relating to the Assignment and Assumption

Effective Date: December 12, 2013

Assigned Rights and Commitment:

All the Assignor’s right, title and interest in, to and under the Credit Agreement, consisting of the entirety of (i) the Assignor’s Commitment(s) as a Bank under the Credit Agreement, such Commitment(s) consisting solely of its 1,500,000,000/1,704,545,455ths (or, approximately 88%) undivided interest in the First Tranche Commitment (it being confirmed, for the avoidance of doubt, that the Assignor has not had, and does not have, any interest in the Second Tranche Commitment); (ii) all Commitment Fees accruing in respect thereof from and after the Effective Date (it being expressly understood and agreed, however, that all Commitment Fees accrued in respect thereof to, but excluding, the Effective Date, in the amount of $584,576.00, shall be paid to the Assignor on the Effective Date in accordance with the wire transfer instructions set forth on Appendix I hereto); and (iii) all related rights of the Assignor under the Credit Agreement and the Note delivered thereunder. For the further avoidance of doubt, it is hereby confirmed that, as of the date hereof, (x) no Loans funded by draws under the First Tranche Commitment are currently outstanding and (y) $1,280,000,000 principal amount of Loans funded by draws under the Second Tranche Commitment are currently outstanding.

Assumed Obligations:

All the obligations of the Assignor related to the Assigned Rights and Commitment that arise under the Credit Agreement on or after the Effective Date.

Commitments of the Assignor:

Before the Effective Date:

First Tranche: A 1,500,000,000/1,704,545,455ths (or, approximately 88%) undivided interest in the amount of the First Tranche Commitment from time to time outstanding under the Credit Agreement in accordance with the terms and conditions of Annex 1 to the Second Amendment (such amount equaling $719,866,565 as of December 11, 2013, the most recent Measurement Date preceding the date of this instrument)

Second Tranche: None

After giving effect to the assignment provided for herein:

First Tranche: None (and Schedule A to the Credit Agreement shall be deemed adjusted accordingly)

Second Tranche: None

Commitments of the Assignee:

Before the Effective Date:

First Tranche: A 204,545,455/1,704,545,455ths (or, approximately 12%) undivided interest in the amount of the First Tranche Commitment from time to time outstanding under the Credit Agreement in accordance with the terms and conditions of Annex 1 to the Second Amendment (such amount equaling $98,163,623 as of December 11, 2013, the most recent Measurement Date preceding the date of this instrument)

Second Tranche: The entirety (i.e., 100%) of the amount of the Second Tranche Commitment from time to time outstanding under the Credit Agreement in accordance with the terms and conditions thereof (such amount currently equaling $3,000,000,000)

After giving effect to the assignment provided for herein:

First Tranche: The entirety (i.e., 100%) of the amount of the First Tranche Commitment from time to time outstanding under the Credit Agreement in accordance with the terms and conditions of Annex 1 to the Second Amendment (such amount equaling $818,030,187 as of December 11, 2013, the most recent Measurement Date preceding the date of this instrument) (and Schedule A to the Credit Agreement shall be deemed adjusted accordingly)

Second Tranche: The entirety (i.e., 100%) of the amount of the Second Tranche Commitment from time to time outstanding under the Credit Agreement in accordance with the terms and conditions thereof (such amount currently equaling $3,000,000,000)

3.    The Assignor and the Assignee hereby request that you confirm, by executing below and returning to the Assignee the copy of this instrument enclosed for that purpose, that the assignment and assumption referred to herein will be treated as effective as of the Effective Date for all purposes of the Credit Agreement and that you will make the appropriate adjustments to your records.

4.    A copy of this instrument, when fully executed by all parties (including you), will be communicated to each person referenced in Section 5.03 of the Credit Agreement.

For Belfius Bank SA/NV Signed on December 12, 2013
/s/ Kristin Claessens	/s/ Bruno Accou
Name: Kristin Claessens	Name: Bruno Accou
Title: Head of Operations & Organization Financial Markets	Title: Head of TFM Risk MGT

For Dexia Crédit Local S.A. Signed on December 12, 2013
/s/ Benoit Debroise
Name: Denoit Vebroise
Title: Head of Treasury & Financial Markets

Confirmed:
For FSA Asset Management LLC Signed on December 12, 2013
Dexia Financial Products Services, LLC, Its Agent and Attorney-in-Fact
/s/ Guy Cools
Name: Guy Cools
Title: CEO